Exhibit 21.1

                              LIST OF SUBSIDIARIES



NAME                                         PERCENTAGE OWNERSHIP
--------------------                       --------------------

K-Rad Consulting, LLC                              100%

Med-Link USA, Inc.                                 100%

Western Media Sports Holdings, Inc.                100%

Western Media Publishing Corporation               100%






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